UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

LOOP MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55591	47-3975872
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	ID Number)

700 N. Central Ave., Suite 430 Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 436-2100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	LPTV	The NYSE American, LLC

Item 2.02. Results of Operations and Financial Condition.

See Item 8.01- “Other Events” below.

Item 8.01. Other Events

As previously disclosed by Loop Media, Inc. (“we,” “us” and “our”), we were seeing headwinds in overall digital ad spend that started to emerge in the second half of our quarter ended December 31, 2022, that continued into calendar 2023. We are not immune to the challenges the broader macro environment presents and its impact on advertising. Similar to many companies that rely on the advertising market, we continue to see industry and macro headwinds in overall digital ad spend due to general industry pressures and continued uncertainty about a potential recession. We believe these headwinds were exacerbated in recent months by the traditional seasonality of advertising, with the January to March quarter typically being the slowest for ad sales for us and the market generally. As a result, we have seen revenue and our results of operations negatively impacted.

We estimate total revenue of approximately $4.5 million to $5.0 million, cost of revenue of approximately $3.3 million to $3.6 million and operating loss of approximately $(8.8) million to $(9.3) million for the quarter ending March 31, 2023. For the quarter ended March 31, 2022, our total revenue was approximately $4.9 million, cost of revenue was approximately $3.5 million and operating loss was approximately $(4.5) million. We estimate gross profit margin as a percentage of total revenue of approximately 27% to 30% for the quarter ending March 31, 2023. For the quarter ended March 31, 2022, our gross profit margin as a percentage of total revenue was approximately 28%.

Despite these headwinds, we are set to deliver over 57,000 active Loop Players/Partner Screens across the Loop Platform for the end of March 2023, 5.4X the 10,530 active Loop Players/Partner Screens for the quarter that ended March 31, 2022. This is expected to include approximately 32,000 active Loop Players in our O&O Platform and approximately 25,000 screens across our Partner Platform. This performance continues to validate our distribution model and the appeal of our content and technology stack across various venue types and geographies, which we believe will positively impact our operating results when advertising spend begins to increase. We have begun to see an uptick in digital advertising spend as we close out March and look to our third quarter ending June 30, 2023.

Our larger distribution footprint has increased our monthly video impressions viewed, which we estimate to be over 2 billion (based on videos streamed to all of our out of home customer locations and the average number of viewers estimated in each location across our O&O Platform).

We believe our business model of providing free streaming TV to businesses through our free-to-the-user Loop Player will make the distribution growth in our O&O Platform more resilient than a subscription-based business model or one that requires an end user to provide a credit card or other payment information. In addition, we believe our strong track record in digital advertising and the proven business model of acting as a digital advertising sales service provider for third-party partners sets the groundwork for further expansion of our Partner Platform business.

The growth in our distribution has allowed us to make a push into direct ad sales, beyond our traditional sole focus on open exchange programmatic digital advertising. Direct ad sales typically result in higher cost-per-thousand ad impressions (CPMs) for advertising inventory. We believe the scale of our distribution platform and the premium quality of our CTV-like content makes us attractive to companies wishing to advertise in digital media outside of the home. To further these efforts, we have assembled an efficient and focused direct sales team and expect to see the result of their efforts over the course of the second half of fiscal 2023 (year-end September 30).

We have also turned our attention to improving our margins by changing the mix of premium content that we play on our O&O Network. In addition, in recent months, we have negotiated new content licenses for certain of our non-music video content, which has allowed us to lower the cost of existing channels and create new lower cost channels. As these agreements start to take effect and if we can drive viewers to these channels, we expect to see improved margins for our non-music video channels as a group in the second half of fiscal 2023 (year-end September 30).

Our customer acquisition cost is primarily influenced by the cost of our digital marketing, as a significant portion of our Loop Player distribution is reliant on OOH locations responding to our online advertisements. In recent months we have placed renewed focus on our affiliate network, which compensates 3rd parties upon the successful installation and operation of our Loop Players and services, which allows us to defer payment for acquiring new customers until they are actually acquired.

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We distribute our content and advertising inventory to digital screens located in OOH locations primarily through (i) our owned and operated platform (the “O&O Platform”) of Loop Media-designed “small-box” streaming Android media players and legacy ScreenPlay computers (together, the “Loop Players”) and (ii) through screens on digital platforms owned and operated by third parties (each a “Partner Platform” and collectively, the “Partner Platforms,” and together with the O&O Platform, the “Loop Platform”). We define an “active” Loop Player as (i) an ad-supported Loop Player (or DOOH location using our ad- supported service through our “Loop for Business” application or using an DOOH venue-owned computer screening our content) that is online, used on our O&O Platform, playing content and has checked into the Loop analytics system at least once in the 90-day period ending on the date of measurement or (ii) a DOOH location customer using our subscription service on our O&O Platform at any time during the 90-day period. We do not count towards our active Loop Players any Loop Players or screens used on our Partner Platforms.

The above quarterly guidance disclosure includes forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance, but instead are based on current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, macroeconomic conditions and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside of our control. The estimated financial results contained in this report are subject to finalization in connection with the preparation of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Our actual results for the three months ending March 31, 2023, may differ materially from those indicated above and you should not place undue reliance upon any of these forward-looking statements.

This report contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, and the opposites of such words, although some forward-looking statements are expressed differently. Forward-looking statements involve known and unknown risks and uncertainties that exist in the Registrant’s operations and business environment, which may be beyond the Registrant’s control, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward- looking statements. For example, forward-looking statements include, without limitation: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations. The risks and uncertainties referred to above include, but are not limited to, risks detailed from time to time in the Registrant’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended September 30, 2022. These risks could cause actual results to differ materially from those expressed in any forward- looking statements made by, or on behalf of, the Registrant. Forward-looking statements represent the judgment of management of the Registrant regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable at the time that they are made, the Registrant can give no assurance that such expectations will prove to be correct. Unless otherwise required by applicable law, the Registrant assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP MEDIA, INC.

Dated: March 27, 2023	By:	/s/ Jon Niermann
	Name:	Jon Niermann
	Title:	Chief Executive Officer